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                                                                   Exhibit 10.15

                             SILICON VALLEY BANK

                        AMENDMENT TO LOAN AND SECURITY

                                   AGREEMENT



Borrower:  MetaTools, Inc.
Address:   6303 Carpinteria Avenue
           Carpinteria, California  93013

Date:      December 6, 1996


     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (the "Borrower") with reference to the following facts:

     A. Silicon entered into that certain Loan and Security Agreement dated September 28, 1994 (as amended, including but not limited to that certain Amendment to Loan and Security Agreement dated December 15, 1995, the "Loan Agreement") with HSC Software Corp. ("HSC"). HSC subsequently changed its name to Borrower pursuant to that certain Certificate of Amendment of Restated Articles of Incorporation filed September 18, 1995.

     B. The parties desire to amend the Loan Agreement as herein set forth, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     NOW, therefore, the parties agree as follows:

     1. Maturity Date. That certain section of the Schedule to the Loan and Security Agreement entitled "Maturity Date" is amended to read as follows:

     "Maturity Date
     (Section 5.1)        November 5, 1997, provided that the Maturity Date with
                          respect to the Terms Loans shall be: March 31, 1998."

     2. Tangible Net Worth Covenant. That certain section of the Schedule to the Loan and Security Agreement entitled "Tangible Net Worth" (within the section entitled "Financial Covenants") is amended to read as follows

     "Tangible Net Worth: Borrower shall maintain a tangible net worth of not less than $50,000,000 plus: (i) 50% of all net income
                          earned in each fiscal quarter ending after September
                          30, 1996; and (ii) 80% of all equity funds raised or
                          received by Borrower after September 30, 1996,
                          including but not limited to funds received through
                          any issuance of stock of Borrower and all other
                          contributions to the capital of Borrower."
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     3.   Facility Fee.  Borrower shall pay to Silicon concurrently herewith a facility fee of $3,000, which shall be in addition to all interest and all other fees payable to Silicon and shall be non-refundable.

     4. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     5. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and the Borrower, and the other written documents and agreements between Silicon and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:                               Silicon:

METATOOLS, INC.                         SILICON VALLEY BANK


By /s/TERANCE A. KINNINGER              By  /s/KARL R. BRIER
   -----------------------              --------------------
   President or Vice President          Title  Vice President

By /s/JAMES MERVIS
   ---------------
   Secretary or Ass't Secretary